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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 10, 1996

                                 OMNICARE, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

                  1-8269                                31-1001351
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        (Commission File Number)             (IRS Employer Identification No.)

         2800 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202
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               (Address of principal executive offices)      (Zip code)

        Registrant's telephone number, including area code:(513) 762-6666
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Item 5. Other Events
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     On May 10, 1996, Omnicare, Inc. issued the following press release:

        CINCINNATI, OHIO, MAY 10, 1996 . . . Omnicare, Inc. (NYSE:OCR) has been informed that the previously announced government investigation of its institutional pharmacy subsidiary in Belleville, Illinois is focused solely on that site, and that Omnicare and its other operating units are not targets of this investigation.

        The Company was informed by representatives of the U.S. Attorney's office in the Southern District of Illinois that the sole focus of the investigation is Home Pharmacy Services, Inc., a wholly-owned subsidiary of Omnicare in Belleville, and certain individuals at that unit.

        The progress and timing of the investigation is entirely at the discretion of the government authorities. We are cooperating fully with their efforts and will work as diligently as possible to help them bring this matter to a conclusion.

        Home Pharmacy Services continues to provide complete pharmacy services without interruption to nursing home residents in the region.

        Omnicare acquired Home Pharmacy Services in June 1992. The pharmacy operation accounted for less than 5% of Omnicare's total sales and earnings in 1995.

        Omnicare, Inc. is the leading independent provider of professional pharmacy and related consulting services for long-term care institutions such as nursing homes, retirement centers and other institutional health care facilities.

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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   Omnicare, Inc.
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                                                   (Registrant)

Date: May 16, 1996                      By: /s/ David W. Froesel, Jr.
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                                             David W. Froesel, Jr.
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (Principal Financial Officer)